EXHIBIT 99.1
SOUTHPORT, CONNECTICUT 06890 U.S.A.
FOR IMMEDIATE RELEASE
STURM, RUGER & COMPANY, INC. ANNOUNCES CHANGE IN
EARNINGS RELEASE POLICY
     SOUTHPORT, CONNECTICUT, February 12, 2007—Sturm, Ruger & Company, Inc. (NYSE-RGR) today announced that it will no longer provide an earnings release on an annual or quarterly basis in advance of the filing of its Form 10-K or Forms 10-Q. Instead, it will issue a brief press release containing only the financial statements at the same time that it files the Form 10-K or Form 10-Q. The Form 10-K and Form 10-Q will be available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com as soon as practicable after the filing. A press release alerting the public of the upcoming filing will be issued the day before the filing of the Form 10-K or Form 10-Q.
About Sturm, Ruger
     Sturm, Ruger was founded in 1949. The Company’s business segments are engaged in the manufacture of the world famous RUGER® brand of sporting and law enforcement firearms and steel investment castings for a variety of customers and end uses. Plants are located in Newport, New Hampshire and Prescott, Arizona. Corporate headquarters is located in Southport, Connecticut.

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The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company including lawsuits filed by mayors, attorneys general and other governmental entities and membership organizations, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

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